                                                                   EXHIBIT 10.33


                           CONSENT AND AMENDMENT NO. 5


                  CONSENT AND AMENDMENT NO. 5, dated as of June 15, 2001 (this "Amendment"), under the THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 3, 1999 (as amended, supplemented or otherwise modified, the "Agreement"), among HAYES LEMMERZ INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), the several lenders from time to time parties to the Agreement (the "Lenders"), CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian-chartered bank acting through its New York Agency, as administrative agent for the Lenders thereunder and co-lead arranger (in such capacity, the "Administrative Agent"), CREDIT SUISSE FIRST BOSTON, as syndication agent for the Lenders thereunder and co-lead arranger, MERRILL LYNCH CAPITAL CORPORATION, a Delaware corporation, as co-documentation agent for the Lenders thereunder, and DRESDNER BANK AG, as co-documentation agent and European Swing Line Administrator for the Lenders.

                                   WITNESSETH:

                  WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Agreement; and

                  WHEREAS, the Borrower has requested, and the Lenders have agreed, to amend, and to consent to certain non-compliance with, certain of the provisions of the Agreement;

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto hereby agree as follows:

                  1. Defined Terms. Terms defined in the Agreement and used herein shall, unless otherwise indicated, have the meanings given to them in the Agreement.

                  2. Consents. The Lenders hereby consent and agree that, anything in the Agreement to the contrary notwithstanding:

                  (a) European Corporate Reorganization. The Borrower and its Subsidiaries may enter into a series of transactions which will result in the transfer of the ownership of three Foreign Subsidiaries (namely, Hayes Lemmerz, S.p.A., Hayes Lemmerz Holding GmbH and Hayes Lemmerz Chassis GmbH) which are currently directly owned by domestic Wholly Owned Subsidiaries of the Borrower (the "Transferred Subsidiaries") from their current owners to a Dutch Subsidiary ("Dutch Holdco"), all the Capital Stock of which will be owned by the Borrower's domestic Wholly Owned Subsidiaries, Hayes Lemmerz International-California, Inc. and HLI (Europe) Ltd. In connection therewith, the Lenders hereby authorize the Administrative Agent to release all Liens which currently exist in their favor on the Capital Stock of the Transferred Subsidiaries, and the Borrower agrees that, as soon as practicable following the completion of the reorganization described in this paragraph it will comply with the requirements of subsection 7.10(c) of the Agreement insofar as it applies to Dutch Holdco.

                  (b) B Term Loans. The Borrower may, so long as no Event of Default shall have occurred and be continuing and provided that there shall have occurred a Successful New Senior Note Issuance, enter into an agreement with one or more Lenders which will establish in favor of the Borrower a new term loan facility under the Agreement having a "B term loan tranche" structure pursuant to which the final maturity of the term loans made thereunder will be no earlier than February 15, 2005 and the amortization of the principal of which will be at a rate of not more than 1% per year until the final maturity date thereof when the then remaining principal amount thereof shall become due and payable. The loans under such facility will be defined as "B Term Loans", will constitute Loans for all purposes of the Loan Documents, will be entitled to the benefits of and secured by the Security Documents (the Administrative Agent being hereby authorized to execute any documents and instruments on behalf of the Lenders that may be necessary or appropriate to effect such entitlement and security), and the lenders thereof will be defined as the "B Term Lenders." Concurrently with the notification by the Borrower to the Administrative Agent of the effectiveness of such facility the amendments to the Agreement specified in Annex I to this Amendment shall automatically become effective, and the Administrative Agent will, promptly thereafter, notify the Lenders of such effectiveness. Such facility shall be established pursuant to the agreement referred to above to be entered into among the Borrower, the Administrative Agent and the B Term Lenders and shall not require the execution by or consent of any other Lender. Such agreement shall set forth the Applicable Margin for the B Term Loans, the amortization schedule and final maturity date to be applicable thereto, the amount and date of the B Term Loans to be made by each B Term Lender and any conditions to the making of such B Term Loans. The Net Cash Proceeds of the B Term Loans shall be applied, notwithstanding any provision of subsection 4.3 to the contrary, first, to payment of the Term Loans then outstanding, and second (to the extent that there are no Term Loans then outstanding), to permanent reduction of the Revolving Credit Commitments then in effect. Prepayments of the Term Loans pursuant to the preceding sentence shall be applied to the respective installments of principal thereof in the direct order of their stated maturity. Notwithstanding the foregoing, in the event Term Loans denominated in Deutschemarks or euro units are outstanding at the time of such prepayment, mandatory prepayments shall be applied first to prepay outstanding Term Loans denominated in Dollars and then to pay such non-Dollar-denominated Term Loans.

                  (c) GE Capital Receivables Securitization. The Borrower may enter into a receivables securitization transaction with General Electric Capital Corporation and any conduit purchaser party thereto from time to time on substantially the terms and conditions of Annex II to this Amendment. In connection therewith, the Borrower and its Subsidiaries may, notwithstanding the provisions of the following subsections of the Agreement do the following: (i) subsection 8.3 - create Liens on receivables and related contracts and records sold or otherwise financed (and on the proceeds thereof) pursuant to the receivables sales facility or the receivables purchase facilities established pursuant to such transaction, (ii) subsection 8.4 - guarantee performance by each seller and servicer of receivables under such facilities of its obligations thereunder, (iii) subsection

         8.6 - sell or otherwise finance receivables pursuant to such facilities, (iv) subsection 8.9 - form a new Wholly Owned Subsidiary (the "SPV") to which the Borrower and its other Subsidiaries will sell and contribute receivables pursuant to such facilities, into which the Borrower will make investments in cash in an aggregate amount not to exceed $15,000,000 (net of any dividends received by the Borrower from the SPV from time to time) and which may issue subordinated notes to the Borrower as partial consideration for the purchase of receivables and (v) subsection 8.13 - enter into a negative pledge clause prohibiting the Borrower and its Subsidiaries from creating Liens on receivables and related contracts and records sold or otherwise financed pursuant to such facilities. Furthermore, the Borrower and the SPV shall not be required to comply with the requirements of subsection
         7.10 of the Agreement to the extent they would otherwise be applicable to the SPV (except that the Borrower shall continue to be required to pledge all the Capital Stock of the SPV). The consent set forth in this paragraph shall also be applicable to any Permitted Receivables Financing entered into by the Borrower subsequent to the transaction with General Electric Capital Corporation described above.

                  (d) Repurchase of Senior Subordinated Notes. The Borrower may, notwithstanding the provisions of subsection 8.10 of the Agreement, repurchase or redeem Senior Subordinated Notes in accordance with subsection 8.2(m) of the Agreement.

                  3. Amendments to Section 1.1. (a) The definitions of the terms "Leverage Ratio," "Permitted Receivables Financing", "Senior Leverage Ratio" and "Specified Assets" set forth in subsection 1.1 of the Agreement are hereby amended to read in their entireties as follows (provided that the amendment to the terms "Leverage Ratio", "Senior Leverage Ratio" and "Specified Assets" shall not become effective unless there shall have occurred a Successful New Senior
Note Issuance):

                  "Leverage Ratio": as of the end of each fiscal quarter of the Borrower, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Total Indebtedness on such date (including, without limitation, Indebtedness described in clause (g) of the definition of such term) to (b) EBITDA for the twelve month period ending on such date.

                  "Permitted Receivables Financing": (a) the receivables securitization transaction to be entered into by the Borrower with General Electric Capital Corporation and any conduit purchaser party thereto from time to time on substantially the terms and conditions of Annex II to the Consent and Amendment No. 5 to this Agreement (the "GE Capital Transaction") and (b) any other receivables financing transaction financed in Dollars or in a currency other than Dollars the terms and conditions of which that are applicable to the Borrower are, taken as a whole, no less favorable, in the Borrower's reasonable opinion, to the Lenders and the Borrower than the terms of the GE Capital Transaction, provided that the following shall not prevent any such receivables financing transaction described in this clause (b) from being a Permitted Receivables Financing: (i) the fact that the costs associated therewith (including implicit financing charges) are greater than those applicable to the GE Capital Transaction (but only if such costs are consistent with those generally available at the time of such transaction for sellers of receivables comparable to the Borrower), (ii) the fact that the committed amount of such transaction is less than $175,000,000 (provided that it is at least $125,000,000) and (iii) the fact that such transaction does or does not involve a receivables conduit structure.

                  "Senior Leverage Ratio": as of the end of each fiscal quarter of the Borrower, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Total Indebtedness on such date (including, without limitation, Indebtedness described in clause (g) of the definition of such term) minus the aggregate principal amount of the Senior Subordinated Notes outstanding on such date and the aggregate principal amount of the New Senior Notes outstanding on such date to (b) EBITDA for the twelve month period ending on such date.

                  "Specified Assets": the following assets of Borrower and/or its Subsidiaries: (a) the non-wheel aluminum casting operations of Borrower's Subsidiary, Metaalgierig Giesen B.V. in Tegelen, Netherlands; Bergen, Netherlands; and Hoboken, Belgium, (b) the powertrain and engine components operations (manifolds, cylinder heads and engine blocks) of Borrower and certain of its Subsidiaries, (c) the assets used to manufacture and sell wheels for use on agricultural equipment owned by Borrower's Subsidiary, Borlem S.A. Empreendimentos Industriais, (d) the assets of the brake controller business conducted by the Borrower and certain of its Subsidiaries, (e) the European tire and wheel assembly business conducted by Borrower's Subsidiary, Hayes Lemmerz Holding GmbH, and certain of its Subsidiaries, and (f) the 25% equity interest in Reynolds-Lemmerz Industries owned by Borrower's Subsidiary, Lemmerz Canada, Inc.

                  (b) Subsection 1.1 of the Agreement is hereby amended by adding thereto the following new defined terms in proper alphabetical order:

                  "New Senior Notes": the senior notes of the Borrower issued pursuant to subsection 8.2(m).

                  "Successful New Senior Note Issuance": the completion on or after June 19, 2001 of the issuance and sale by the Borrower of New Senior Notes the aggregate gross proceeds of which equal or exceed $200,000,000.

                  4. Amendments to Subsection 4.3(b). Subsection 4.3(b) of the Agreement is hereby amended by inserting at the end thereof the following:

         "and, provided, further, that the Net Cash Proceeds of the New Senior Notes shall be applied in the order specified in subsection 8.2(m)"

                  5. Amendment to Subsection 5.2. Subsection 5.2 of the Agreement is hereby amended to read in its entirety as follows:

                  "5.2 No Change. Since April 30, 2001, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect provided, however, that no Material Adverse Effect shall be deemed to have occurred based in whole or in part on any development or event reflected in or contemplated by the

         Borrower's financial and other information and projections, dated April 2, 2001 that were delivered to the Lenders on or about April 2, 2001."

                  6. Amendment to Subsection 8.1(a). If, and only if, there shall have occurred a Successful New Senior Note Issuance, subsection 8.1(a) of the Agreement shall be amended, effective on the date of such Issuance, by (i) deleting from the table of Leverage Ratios the maximum Leverage Ratios for the fiscal quarters specified below and (ii) replacing them with the following:

                  Fiscal Quarter                                                      Leverage Ratio
                  --------------                                                      --------------
                  2001                                 2nd                            7.25 to 1.00
                                                       3rd                            6.95 to 1.00
                                                       4th                            6.50 to 1.00

                  2002                                 1st                            5.95 to 1.00
                                                       2nd                            5.75 to 1.00
                                                       3rd                            5.75 to 1.00
                                                       4th                            5.75 to 1.00

                  2003                                 1st                            5.50 to 1.00
                                                       2nd                            5.30 to 1.00
                                                       3rd                            5.00 to 1.00
                                                       4th                            4.75 to 1.00

                  2004                                 1st                            4.40 to 1.00
                                                       2nd                            4.30 to 1.00
                                                       3rd                            4.00 to 1.00
                                                       4th                            3.90 to 1.00


                  7. Amendment to Subsection 8.1(b). If and only if, there shall have occurred a Successful New Senior Note Issuance, subsection 8.1(b) of the Agreement shall be amended, effective on the date of such Issuance, by (i) deleting from the table of Interest Coverage Ratios the minimum Interest Coverage Ratios for the fiscal quarters specified below and (ii) replacing them with the following:

                  Fiscal Quarter                                               Interest Coverage Ratio
                  --------------                                               -----------------------
                  2001                                 2nd                            1.50 to 1.00
                                                       3rd                            1.45 to 1.00
                                                       4th                            1.55 to 1.00

                  2002                                 1st                            1.55 to 1.00
                                                       2nd                            1.65 to 1.00
                                                       3rd                            1.65 to 1.00
                                                       4th                            1.65 to 1.00

                  2003                                 1st                            1.75 to 1.00
                                                       2nd                            1.80 to 1.00
                                                       3rd                            1.90 to 1.00
                                                       4th                            2.00 to 1.00

                  2004                                 1st                            2.10 to 1.00
                                                       2nd                            2.15 to 1.00
                                                       3rd                            2.20 to 1.00
                                                       4th                            2.25 to 1.00


                  8. Amendment to Subsection 8.1(c). If, and only if, there shall have occurred a Successful New Senior Note Issuance, subsection 8.1(c) of the Agreement shall be amended, effective on the date of such Issuance, by (i) deleting from the table of Fixed Charge Coverage Ratios the minimum Fixed Charge Coverage Ratios for the fiscal quarters specified below and (ii) replacing them with the following:

                  Fiscal Quarter                                                 Fixed Charge Coverage Ratio
                  --------------                                                 ---------------------------
                  2001                                 2nd                              .50 to 1.00
                                                       3rd                              .65 to 1.00
                                                       4th                              .80 to 1.00

                  2002                                 1st                              .90 to 1.00
                                                       2nd                             1.00 to 1.00
                                                       3rd                             1.00 to 1.00
                                                       4th                             1.00 to 1.00

                  2003                                 1st                             1.00 to 1.00
                                                       2nd                              .90 to 1.00
                                                       3rd                              .85 to 1.00
                                                       4th                              .85 to 1.00

                  2004                                 1st                              .85 to 1.00
                                                       2nd                              .90 to 1.00
                                                       3rd                              .95 to 1.00
                                                       4th                             1.00 to 1.00

                  9. Amendment to Subsection 8.1(d). If, and only if, there shall have occurred a Successful New Senior Note Issuance, subsection 8.1(d) of the Agreement shall be amended, effective on the date of such Issuance, to read in its entirety as follows:

                  "(d) Senior Leverage Ratio. Permit the Senior Leverage Ratio as of the end of any fiscal quarter set forth below to be greater than the ratio set forth opposite such fiscal quarter below:

                  Fiscal Quarter                                                      Senior Leverage Ratio
                  --------------                                                      ---------------------
                  2001                                 2nd                            3.50 to 1.00
                                                       3rd                            3.25 to 1.00
                                                       4th                            3.00 to 1.00

                  2002                                 1st                            2.75 to 1.00
                                                       2nd                            2.75 to 1.00
                                                       3rd                            2.75 to 1.00
                                                       4th                            2.75 to 1.00

                  2003                                 1st                            2.50 to 1.00
                                                       2nd                            2.50 to 1.00
                                                       3rd                            2.50 to 1.00
                                                       4th                            2.50 to 1.00

                  2004                                 1st                            2.00 to 1.00
                                                       2nd                            2.00 to 1.00
                                                       3rd                            2.00 to 1.00
                                                       4th                            1.75 to 1.00


                  10. Amendments to Subsection 8.2. Subsection 8.2 of the Agreement is hereby amended by (a) deleting the "and" at the end of paragraph
(k) thereof and substituting a semicolon, (b) deleting the period at the end of paragraph (l) thereof and substituting in lieu thereof "; and" and (c) adding the following new paragraph (m) immediately following paragraph (l) thereof:

                  "(m) Dollar Indebtedness of the Borrower incurred in respect of senior notes issued on terms and conditions not materially different from those contained in Annex III to the Consent and Amendment No. 5 to this Agreement, provided that the Net Cash Proceeds of such senior notes shall be applied as follows: (i) the first $140,000,000 thereof shall be applied to prepay the then outstanding Term Loans in accordance with subsection 4.3(e), (ii) if, and only if, such Indebtedness shall be issued on or before October 31, 2001, the next $60,000,000 thereof shall at the Borrower's option be applied to prepay Indebtedness of Foreign Subsidiaries (and, to the extent that such Indebtedness arises under a revolving credit commitment, such commitment, at least to the extent of such prepayment, shall be reduced), (iii) the next $50,000,000 thereof shall be applied to prepay the then outstanding Term Loans in accordance with subsection 4.3(e), (iv) if, and only if, such Indebtedness shall be issued on or before October 31, 2001, the next $50,000,000 thereof shall, at the Borrower's option, be applied to repurchase or redeem Senior Subordinated Notes and (v) the remainder thereof shall be applied in accordance with subsection 4.3(e) and provided, further, that, anything in this Agreement to the contrary notwithstanding, prepayments of the Term Loans pursuant to this paragraph shall be applied to the respective installments of principal thereof in the direct order of their stated maturity."

                  11. Certain Voting Issues Relating to B Term Loans. The Borrower, and each Lender (and its successors and assigns) which shall execute this Amendment, hereby agrees that it will not execute, or consent to the execution by the Administrative Agent of (and any such execution or consent by the Borrower or such Lender shall have no force or effect), any amendment, supplement or other modification to the Agreement or any other Loan Document, or any waiver of the requirements thereof, if such amendment, supplement or other modification, or such waiver, would:

                  (a) amend, modify or waive any provision of the Agreement regarding the application of prepayment amounts to the installments of principal under the B Term Loans unless B Term Lenders the B Term Loan Commitment Percentages of which aggregate more than 50% shall also have consented in writing thereto;

                  (b) subject to clause (i) of subsection 11.1(a) of the Agreement as it relates to reducing the amount or extending the scheduled date of maturity of any Loan or any installment thereof, amend, modify or waive any provision of the Agreement, or of any other agreement entered into by the B Term Lenders with the Borrower providing for the issuance of the B Term Loans, relating to the amortization or final maturity of the B Term Loans unless B Term Lenders the B Term Loan Commitment Percentages of which aggregate more than 50% shall also have consented in writing thereto; or

                  (c) amend, modify or waive any provision of any Security Document that provides for the ratable sharing by the Lenders under such Security Document of the proceeds of any realization on the Collateral to provide for a non-ratable sharing thereof, unless the B Term Loan Lenders the B Term Loan Commitment Percentages of which aggregate more than 50% shall also have consented in writing thereto.

The B Term Lenders shall be express third party beneficiaries of this
Section 11.

                  12. Conditions to Effectiveness of Amendment. This Amendment will become effective (as of the date first set forth above) on the date upon which the Administrative Agent shall have received counterparts hereof, duly executed and delivered by the Borrower, each Guarantor and the Majority Lenders.

                  13. Representations and Warranties. The Borrower represents and warrants to each Lender that as of the date hereof and after giving effect to this Amendment (a) the representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and (b) no Default or Event of Default has occurred and is continuing as of the date hereof; provided, that each reference to the Agreement therein shall be deemed to be a reference to the Agreement after giving effect to this Amendment.

                  14. Continuing Effect. Except as expressly waived or amended hereby, the Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

                  15. Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective for all purposes hereof.

                  16. Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

                  17. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                            [SIGNATURE LINES OMITTED]

                                                                         Annex I

                           PROVISIONS OF THE AGREEMENT
                      TO BE AMENDED TO REFLECT B TERM LOANS

                  The following provisions of the Agreement will be amended in connection with the making of B Term Loans. To the extent that any of the definitions and other provisions set forth in this Annex are currently (a) included in the Agreement, they shall be deemed to replace the corresponding current definitions and other provisions or (b) not included in the Agreement, they shall be deemed to be inserted in the proper places in the Agreement (in the case of defined terms, in their proper alphabetical order).

1. Subsection 1.1. Definitions.

                  "B Term Lender": any Lender that holds outstanding B Term
         Loans.

                  "B Term Loan": as defined in Section 2(b) of the Consent and Fifth Amendment to which this Annex is attached (the "Amendment").

                  "B Term Loan Commitment": as to any B Term Lender, its obligation to make a B Term Loan to the Borrower in Dollars pursuant to an agreement entered into by such B Term Lender as contemplated by
         Section 2(b) of the Amendment (the "B Term Loan Agreement").

                  "B Term Loan Commitment Percentage": as to any B Term Lender, the percentage of the aggregate outstanding B Term Loans of all the B Term Lenders constituted by such B Term Lender's B Term Loan.

                  "B Term Loan Maturity Date": as provided for in the B Term Loan Agreement (but in no event earlier than February 15, 2005).

                  "B Term Note": a promissory note evidencing the B Term Loans in substantially the form of Exhibit A-2 to this Agreement (modified appropriately).

                  "Commitments": collectively, the Revolving Credit Commitments, the Dollar Swing Line Commitment, the L/C Commitment, the Term Loan Commitments and the B Term Loan Commitments; individually, a "Commitment".

                  "Commitment Percentage": as to any Lender, the percentage representing a fraction the numerator of which is the sum of (i) the aggregate principal amount of such Lender's Term Loans and/or B Term Loans then outstanding plus (ii) the Revolving Credit Commitment of such Lender (or, following the termination or expiration of the Revolving Credit Commitments, the sum of (x) the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding plus
         (y) such Lender's Revolving Commitment Percentage of all L/C Obligations and Swing Line Loans then outstanding), and the denominator of which is the sum of (i) the aggregate principal amount of Term Loans and B Term Loans of all Lenders then outstanding plus (ii) the aggregate Revolving Credit Commitments of all Lenders (or, following the termination or expiration of the Revolving Credit Commitments, the sum of (x) the aggregate principal amount of all Revolving Credit Loans then outstanding plus (y) the aggregate principal amount of all L/C Obligations and Swing Line Loans then outstanding).

                  "Fixed Charge Coverage Ratio": as of the end of each fiscal quarter of the Borrower, for the twelve month period ending on such date, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) EBITDA for the applicable period, minus an amount equal to the Capital Expenditures for the applicable period, provided that for any period from January 31, 1998 through July 31, 1999 up to $5,000,000 of Capital Expenditures made by a joint venture owned in part by the Borrower or a Subsidiary which joint venture becomes a Subsidiary during such period shall be excluded from such amount to (b) the sum of (i) cash Interest Expense for the applicable period, plus (ii) scheduled payments of principal on the Term Loans and the B Term Loans for the applicable period.

                  "Interest Period": (a) with respect to any Eurocurrency Loan
         (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto and
         (b) with respect to any Fixed Rate Loan, the period commencing on the date of such Loan and ending on the date specified in the Competitive Bids in which the offers to make the Fixed Rate Loans were extended, which shall not be earlier than seven days after the date of such Loan or later than 360 days after the date of such Loan;

         provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period would otherwise end on a
                  day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurocurrency Loans only, the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) any Interest Period that would otherwise extend
                  beyond (a) the Revolving Credit Commitment Termination Date (in the case of Revolving Credit Loans) shall end on the Revolving Credit Commitment Termination Date, (b) the Term Loan Maturity Date (in the case of the Term Loans) shall end on the Term Loan Maturity Date; or (c) the B Term Loan Maturity Date (in the case of the B Term Loans) shall end on the B Term Loan Maturity Date;

                           (3) any Interest Period pertaining to a Eurocurrency
                  Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (4) the Borrower shall select Interest Periods so as
                  not to require a payment or prepayment of any Loan during an Interest Period for such Loan.

                  "Notes": collectively, the Revolving Credit Notes, the Swing Line Note, the Term Notes, the B Term Notes and the Competitive Notes, if any.

2. Subsection 4.2.

                  4.2 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans in whole or in part, without premium (except as may have otherwise been agreed to in respect of the B Term Loans) or penalty on any Business Day, provided that (i) the Borrower shall have given (x) at least three Business Days' irrevocable notice to the Administrative Agent (in the case of Eurocurrency Loans) or (y) same-day irrevocable notice to the Administrative Agent (in the case of ABR Loans, including Dollar Swing Line Loans or to the applicable Foreign Currency Swing Line Lender in the case of Foreign Currency Swing Line Loans), (ii) such notice specifies, in the case of any prepayment of Loans, the date, Currency and amount of prepayment and whether the prepayment is (x) of Term Loans, B Term Loans, Revolving Credit Loans or Dollar Swing Line Loans, Foreign Currency Swing Line Loans, or a combination thereof, and in each case if a combination thereof, the amount allocable to each, (y) of Eurocurrency Loans, ABR Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each and
(iii) each prepayment is in a minimum principal Dollar Equivalent Amount of $1,000,000 and a multiple of $100,000 in excess thereof. Upon the receipt of any such notice the Administrative Agent shall promptly notify each of the Lenders thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Subsection 4.12 and, in the case of prepayments of the Term Loans and B Term Loans only, accrued interest to such date on the amount prepaid. Partial prepayments of (i) the Term Loans and B Term Loans pursuant to this subsection shall be applied ratably as between the Term Loans and the B Term Loans and pro rata to the respective installments of principal of each thereof and (ii) the Revolving Credit Loans and the Letters of Credit pursuant to this subsection shall be applied, first, to payment of the Dollar Swing Line Loans then outstanding, second, to the payment of the Foreign Currency Swing Line Loans then outstanding, third, to payment of the Revolving Credit Loans then outstanding and, last, to cash collateralize any outstanding L/C Obligation upon terms reasonably satisfactory to the Administrative Agent. The Borrower shall not have the right to prepay Competitive Loans without the consent of the applicable Lender.

3. Subsections 4.3(e), (f), (h) and (i).

                  (i) (e) Except as expressly provided herein, prepayments of the Loans and permanent reductions of the Revolving Credit Commitments pursuant to subsections 4.3(a), (b) and (c) shall be applied, first, to payment, ratably as between them, of the Term Loans and B Term Loans then outstanding and, second, (to the extent that there are no Term Loans or B Term

Loans then outstanding) to permanent reduction of the Revolving Credit Commitments then in effect. Prepayments of the Term Loans and B Term Loans pursuant to subsections 4.3(a), (b), (c) and (h) shall be applied pro rata to the respective installments of principal thereof. Notwithstanding the foregoing, in the event Term Loans denominated in Deutschemarks or euro units are outstanding at the time of such prepayment, mandatory prepayments shall be applied first to prepay outstanding Term Loans denominated in Dollars and then to pre pay Non-Dollar-Denominated Term Loans.

                  (ii) (f) Amounts prepaid on account of Term Loans and B Term Loans pursuant to subsection 4.3(a), (b), (c) or (h) may not be reborrowed.

                  (iii) (h) If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall receive any cash proceeds of any casualty or condemnation, then on the first Business Day after receipt thereof 100% of the portion of such proceeds required by subsection 8.6(h) to be applied pursuant to the terms of this subsection 4.3(h) shall be either (at the election of the Borrower) (a) deposited by the Borrower with the Administrative Agent, which shall hold such proceeds in a cash collateral account upon terms reasonably satisfactory to it or (b) applied by the Borrower to prepay Term Loans, B Term Loans or Revolving Credit Loans (at the election of the Borrower), provided that to the extent the Borrower elects to prepay Revolving Credit Loans (i) the Borrower shall maintain Available Revolving Credit Commitments (in addition to any requirement to maintain Available Revolving Credit Commitments in accordance with subsections 8.2(h) and (l)) at least equal to the aggregate principal amount of Revolving Credit Loans so prepaid and (ii) if such property is not replaced or rebuilt within one year (subject to reasonable extension for force majeure or weather delays) following the condemnation or casualty or if the Borrower fails to notify the Administrative Agent in writing on or before the 90th day after such casualty or condemnation that the Borrower shall commence the replacement or rebuilding of such property, then, the Revolving Credit Commitments shall be permanently reduced at such time in an amount equal to the aggregate amount of proceeds applied by the Borrower to prepay Revolving Credit Loans rather than Term Loans or B Term Loans.

                  (iv) (i) Notwithstanding anything to the contrary in this subsection 4.3 or subsection 4.8, with respect to the amount of any mandatory prepayment described in subsection 4.3 that is allocated to B Term Loans (such amounts, the "B Prepayment Amount"), at any time when Term Loans remain outstanding, the Borrower will, in lieu of applying such amount to the prepayment of B Term Loans as provided in subsection 4.3, on the date specified in subsection 4.3 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each B Term Lender a notice (each, a "Prepayment Option Notice") as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each B Term Lender a Prepayment Option Notice in a form acceptable to the Administrative Agent and shall include an offer by the Borrower to prepay on the date (each a "Mandatory Prepayment Date") that is 10 Business Days after the date of the Prepayment Option Notice, the relevant B Term Loans of such B Term Lender by an amount equal to the portion of the Prepayment Amount indicated in such B Term Lender's Prepayment Option Notice as being applicable to such B Term Lender's B Term Loans. Each B Term Lender shall promptly notify the Administrative Agent whether or not it elects to accept such prepayment, and the Administrative

Agent shall promptly deliver such notice to the Borrower. On the Mandatory Prepayment Date, (i) the Borrower shall pay to the relevant B Term Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant B Term Loans in respect of which such B Term Lenders have accepted prepayment as described above and (ii) the Borrower shall pay to the Term Lenders an amount equal to the portion of the B Prepayment Amount not accepted by the relevant B Term Lenders, and such amount shall be applied to the prepayment of the Term Loans.

4. Subsection 4.4(b).

                  (b) Any Eurocurrency Standby Loans may be continued as such in the same Currency upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable notice provisions of subsection 2.3, of the length of the next Interest Period to be applicable to such Loans, provided that no such Eurocurrency Loan may be continued as such (i) unless the Majority Lenders otherwise consent, when any Event of Default has occurred and is continuing or (ii) after the date that is one month prior to the Revolving Credit Commitment Termination Date (in the case of continuations of Revolving Credit Loans), the Term Loan Maturity Date (in the case of continuations of Term Loans) or the B Term Loan Maturity Date (in the case of continuations of B Term Loans) and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Eurocurrency Loans shall be automatically continued with an Interest Period of one month.

5. Subsection 4.8(a) (third sentence only).

                  Each payment (including each prepayment) by the Borrower on account of principal of and interest on any Term Loans or B Term Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Term Loans or B Term Loans, as the case may be, then held by the Term Loan Lenders or B Term Lenders, as the case may be.

                                                                        Annex II



                                    [OMITTED]

                                                                       Annex III


                        HAYES LEMMERZ INTERNATIONAL, INC.
                                NEW SENIOR NOTES




Issuer:                    Hayes Lemmerz International, Inc.


Issue Size:                $200 million or greater


Ranking:                   Senior unsecured


Indicative Coupon:         Market pricing


Maturity:                  2006 (5 years)


Security:                  None


Ranking: The New Senior Notes will rank equal to all existing and future senior debt, but will be effectively subordinated to borrowings under the Credit Agreement to the extent of the collateral securing the Credit Agreement


Use of Proceeds:           Repay portion of bank term debt and foreign
                           indebtedness, pay fees and expenses and repurchase or redeem portion of Senior Subordinated Notes


Covenants and              Customary for senior notes
Events of Default: